UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 6, 2017

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ENDO INTERNATIONAL PLC
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code 011-353-1-268-2000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On July 6, 2017, Endo International plc (the “Company”) issued a press release announcing that after careful consideration and consultation with the FDA following the FDA’s June 2017 withdrawal request, the Company has decided to voluntarily remove OPANA® ER (oxymorphone hydrochloride extended release) from the market. The Company plans to work with the FDA to coordinate an orderly withdrawal of the product from the market. A copy of the Company’s press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
As a result of the withdrawal of OPANA® ER from the market, the Company expects to record a pre-tax impairment charge of approximately $20 million to write-off the remaining net book value of its intangible assets associated with OPANA® ER. The Company will finalize its analysis and record the impairment charge in connection with its second quarter 2017 financial reporting close. Reported net sales of OPANA® ER were $158.9 million for full-year 2016 and $35.7 million for first quarter 2017.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

No.	Description
99.1	Press Release of Endo International plc dated July 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer
Dated: July 6, 2017

INDEX TO EXHIBITS

No.	Description
99.1	Press Release of Endo International plc dated July 6, 2017.